EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITOR


I consent to the reference to me under the caption "Experts" and to the use of my report, dated June 10, 1999, of the Financial Statements of Harmony Trading Corp. for the years ended December 31, 1997 and 1998, in the Registration Statement on Form SB-2 and related prospectus of Harmony Trading Corp. for the registration of 265,000 shares of its common stock.

                                                      /s/ Thomas P. Monahan
                                                      THOMAS P. MONAHAN


December 16, 1999
Paterson, New Jersey